Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements:

(1) Registration Statement (Form S-8 No. 333-221213) of BP Midstream Partners LP, and
(2) Registration Statement (Form F-4 No. 333-262425) of BP p.l.c.;

of our report dated February 16, 2022, with respect to the financial statements of Mars Oil Pipeline Company LLC, included in this Annual Report (Form 10-K) of BP Midstream Partners LP for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Houston, Texas
March 11, 2022